                                                                   EXHIBIT 23.24


                         CONSENT OF JON W. ROTENSTREICH

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of New Regions Financial Corporation in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the merger of Regions Financial Corporation and Union Planters Corporation.


                                    By: /s/ Jon W. Rotenstreich
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                                       Jon W. Rotenstreich


April 29, 2004